UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ 07921
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2015, we entered into an amendment to the Taurolidine Supply Agreement, dated December 7, 2009, as amended on December 6, 2014, between us and Navinta, LLC to extend the term of the Agreement to March 31, 2016 and to lower the price per kilogram of product that we purchase from Navinta under the Agreement. We also agreed to purchase a minimum amount of product from Navinta during 2015.

The amendment will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 8.01.	Other Events.

We are providing an update on our patent infringement action against TauroPharm GmbH and Tauro-Implant GmbH regarding our European patent EP 1 814 562 B1 (the “Prosl European Patent”), which was granted by the European Patent Office on January 8, 2014.  In that same action, we also allege infringement by the same defendants of ND Partners’ utility model DE 20 2005 022 124 U1 (the “Utility Model”), which we license from ND Partners, and which is basically identical to the Prosl European Patent in its main aspects and claims.

As previously reported, the District Court in Mannheim, Germany separated the two proceedings so that the Prosl European Patent and the Utility Model proceedings are now tried separately and independently from each other due to the slightly differing requirements for both intellectual property rights.

On March 27, 2015, the Mannheim District Court held a hearing to evaluate whether the Utility Model has been infringed by TauroPharm in connection with the manufacture, sale and distribution of its TauroLock-HEP100 and HEP500 products. A hearing before the same court was held on January 30, 2015 on the separate, but related, question of infringement of the Prosl European Patent by TauroPharm based upon the same circumstances. While the Court had indicated that it might render a decision in the patent infringement matter, it has now informed us that decisions in each of these related matters likely will be issued on May 8, 2015, although we cannot accure that any decision will be rendered on that date. The Court’s decisions will be subject to appeal.

Parallel to the Court proceedings, both the opposition proceedings against the Prosl European Patent before the European Patent Office, or EPO,  and the cancellation action against the Utility Model before the German Patent and Trademark Office, or German PTO, are ongoing. We do not expect a decision from the EPO  before the middle of 2016 (in the case of the Prosl European Patent) or late 2015 from the German PTO (in the case of the Utility Model), with each such decision being subject to appeal.

We also have filed an action against TauroPharm before the District Court in Cologne, Germany claiming a violation of unfair competition law due to the misappropriation of confidential and proprietary know how earlier developed by BioLink Corp. and licensed by us at the time we acquired rights to our Neutrolin® Catheter Lock Solution product. In this proceeding, an oral hearing is scheduled for June 18, 2015. We cannot say whether or not we will prevail this matter, nor can we project as to when a decision might be issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: March 30, 2015	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer